UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2015 (September 14, 2015)

Gray Television, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-13796	58-0285030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

4370 Peachtree Road, Atlanta GA	30319
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 504-9828

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On September 14, 2015, Gray Television Inc. (“Gray”) announced that, pursuant to an asset purchase agreement, dated as of September 14, 2015, among Schurz Communications, Inc. (“Schurz”), certain subsidiaries of Schurz and Gray Television Group, Inc., a wholly-owned subsidiary of Gray (the “Agreement”), it has agreed to acquire all of the television and radio stations owned by Schurz for approximately $442.5 million inclusive of working capital (the “Acquisition”). Specifically, Gray will acquire the Schurz television stations in the Wichita, Kansas, Roanoke-Lynchburg, Virginia, Springfield, Missouri, South Bend, Indiana, Augusta, Georgia, Anchorage, Alaska and Rapid City, South Dakota markets, along with its radio station operations in South Bend and Lafayette, Indiana and Rapid City, South Dakota. In accordance with antitrust and Federal Communications Commission (“FCC”) requirements and pursuant to the Agreement, Gray will sell its currently owned Wichita, Kansas station (KAKE-TV, and related assets) and Schurz’s South Bend, Indiana station to an independent third party or third parties.

The Agreement contains representations and warranties customary for transactions of this type. Schurz has also agreed to various covenants contained in the Agreement, including, among other things, to continue to operate its business in the ordinary course consistent with past practice, not to take certain actions prior to the closing of the Acquisition without the consent of Gray, and certain non-solicit and non-negotiation covenants.

Consummation of the Acquisition is subject to various customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and regulatory approval from the FCC. Closing is currently expected to occur in the fourth quarter of 2015 or the first quarter of 2016. Gray intends to finance the purchase price to complete the Acquisition through cash on hand and additional borrowings. In the event Gray does not consummate the Acquisition as a result of certain breaches by it of the terms of the Agreement, it may be required to pay Schurz a termination fee of $10.0 million.

The foregoing description of the Agreement and the Acquisition is qualified in its entirety by reference to the terms of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 – Regulation FD Disclosure

On September 14, 2015, Gray issues a press release announcing the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 as is incorporated herein by reference.

On September 15, 2015, Gray intends to host a conference call with analysts, investors and other interested parties to discuss the Acquisition and related business developments. A copy of the slide presentation to accompany that call is attached hereto as Exhibit 99.2 as is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

Number	Name

10.1	Asset Purchase Agreement, dated as of September 14, 2015, among Schurz Communications, Inc., certain of its subsidiaries and Gray Television Group, Inc.
99.1	Press release dated September 14, 2015
99.2	Slide presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.

	By:	/s/ James C. Ryan
Name: James C. Ryan
Title: Senior Vice President and Chief Financial Officer
Date: September 15, 2015

EXHIBIT INDEX

Number	Name

10.1	Asset Purchase Agreement, dated as of September 14, 2015, among Schurz Communications, Inc., certain of its subsidiaries and Gray Television Group, Inc.
99.1	Press release dated September 14, 2015
99.2	Slide presentation

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